Exhibit 10.45
SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT
     This Second Amendment to the Employment Agreement (“Amendment”) is made effective November 19th, 2007, by and between Cardinal Health, Inc., an Ohio corporation (the “Company”), and Dwight Winstead (the “Executive”).
     WHEREAS, the Company and the Executive are parties to that certain Employment Agreement originally dated August 23, 2004, as amended October 11, 2005 (the “Agreement”);
     WHEREAS, the Company and the Executive have agreed to amend certain provisions of the Agreement to bring the Agreement into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (Code”), and the treasury regulations and other guidance of general application issued thereunder (“Code Section 409A”);
     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, agree as follows:
     1. Section 4(c)(i) is hereby amended in its entirety to read as follows:
     “(i) pay to the Executive an amount equal to one times the sum of (x) the Executive’s Base Salary, at the rate in effect on the day immediately prior to the Date of Termination and (y) the Executive’s Annual Bonus target for the fiscal year of the Company in which the Date of Termination occurs, such amount to be paid monthly in equal installments over the twelve (12) month period immediately following the Date of Termination, provided, however, that to comply with Code Section 409A, the installment payments due during the first six months after the Executive’s Date of Termination shall be accumulated and paid (with interest at the rate provided in Section 1274(b)(2)(B) of the Code) on the first day of the seventh month after the Date of Termination and the balance of the installments shall be payable monthly thereafter; and”
     2. Section 4(c) is hereby further amended by the addition of the following at the end thereof:
     “For purposes of Section (i) above, the Date of Termination shall mean the date on which the Executive has a “separation from service” within the meaning of Code Section 409A.”
     3. Except as specifically amended by the provisions of this Amendment, all terms of the Agreement are unmodified and remain in full force and effect.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

CARDINAL HEALTH, INC.

/s/ Dwight Winstead	By:	/s/ Carole Watkins
Dwight Winstead	Title: CHRO
Execution Date: November 19th, 2007	Execution Date: December 20, 2007

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